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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation
21C East Florida, LLC	DE
21st Century of Florida Acquisition, LLC	DE
21st Century Oncology and Our Lady of Lourdes Management Company, LLC	NJ
21st Century Oncology Management Services, Inc.	FL
21st Century Oncology of Alabama, LLC	AL
21st Century Oncology of Harford County, Maryland LLC	MD
21st Century Oncology of Jacksonville, LLC	FL
21st Century Oncology of Kentucky, LLC	KY
21st Century Oncology of New Jersey, Inc.	NJ
21st Century Oncology of Pennsylvania, Inc.	PA
21st Century Oncology of Prince Georges County, Maryland, LLC	MD
21st Century Oncology of South Carolina, LLC	SC
21st Century Oncology of Washington, LLC	WA
21st Century Oncology Services, LLC	DE
21st Century Oncology, Inc. f/k/a Radiation Therapy Services, Inc.	FL
21st Century Oncology, LLC	FL
AHLC, LLC	NC
American Consolidated Technologies, L.L.C.	MI
Arizona Radiation Therapy Management Services, Inc.	AZ
Asheville CC, LLC	DE
Associates in Radiation Oncology Services, LLC	FL
Atlantic Urology Clinics, LLC	SC
Aurora Technology Development, LLC	DE
Berlin Radiation Therapy Treatment Center, LLC	MD
Boca Oncology Partners, LLC	FL
Boca Radiation Oncology, LLC	FL
Boynton Beach Radiation Oncology, L.L.C.	FL
Boynton Beach Real Estate, LLC	FL
California Radiation Therapy Management Services, Inc.	CA
Carepoint Health Solutions, LLC	DE
Carolina Radiation and Cancer Treatment Center, LLC	NC
Carolina Regional Cancer Center, LLC	SC
Charlotte Community Radiation Oncology, Inc.	FL
Coastal Oncology, Inc.	CA
CyberKnife Center of South Florida, LLC	FL
Derm-Rad Investment Company, LLC	FL
Devoto Construction of Southwest Florida, Inc.	FL
East Bay Comprehensive Cancer Care, LLC	RI
Englewood Oncology, Inc.	FL
Financial Services of Southwest Florida, LLC	FL
Fountain Valley & Anaheim Radiation Oncology Centers, Inc.	CA
Gettysburg Radiation, LLC	PA
Goldsboro Radiation Therapy Services, LLC	NC
Interhealth Facility Transport, Inc.	FL
Jacksonville Radiation Therapy Services, LLC	FL
JAXPET, LLC	FL
JAXPET/Positech, LLC	FL
Manatee Radiation Oncology, Inc.	FL

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation
Maryland Radiation Therapy Management Services, LLC	MD
MD International Investments, LLC	DE
Medical Developers, LLC	FL
Mica Flo II, Inc.	DE
Michigan Radiation Therapy Management Services, Inc.	MI
Mission Viejo Radiation Oncology Medical Group, Inc.	CA
Nevada Radiation Therapy Management Services, Inc.	NV
New England Radiation Therapy Management Services, Inc.	MA
New York Radiation Therapy Management Services, LLC	NY
North Carolina Radiation Therapy Management Services, LLC	NC
OnCure Holdings, Inc.	DE
OnCure Medical Corp.	DE
Palms West Radiation Therapy, L.L.C.	FL
Phoenix Management Company, LLC	MI
Radiation Oncology Center, LLC	CA
Radiation Therapy School for Radiation Therapy Technology, Inc.	FL
Radiation Therapy Services International, Inc.	FL
RVCC, LLC	NC
Sampson Accelerator, LLC	NC
Sampson Simulator, LLC	NC
Santa Cruz Radiation Oncology Medical Group, Inc.	CA
Sarasota County Oncology, Inc.	FL
Sarasota Radiation & Medical Oncology Center, Inc.	FL
SFRO Holdings, LLC	FL
SFRO WRMC, LLC	FL
South Florida Medicine, LLC	FL
South Florida Radiation Oncology Coconut Creek, LLC	FL
South Florida Radiation Oncology in Wellington, LLC	FL
South Florida Radiation Oncology Jupiter, LLC	FL
South Florida Radiation Oncology, LLC	FL
South Florida Radiation Oncology Miami, LLC	FL
South Florida Radiation Oncology PSL, LLC	FL
South Florida Radiation Oncology WPB, LLC	FL
Southern New England Regional Cancer Center, LLC	RI
Treasure Coast Medicine, LLC	FL
Treasure Coast Radiation Oncology, LLC	FL
U.S. Cancer Care, Inc.	DE
USCC Acquisition Corp.	DE
USCC Florida Acquisition Corp.	DE
USCC Healthcare Management Corp	CA
Venice Oncology Center, Inc.	FL
West Virginia Radiation Therapy Services, Inc.	WV
Braquiterapia Buenos Aires, S.A.	Argentina
Ceditrin Centro de Diagnostico y Tratamiento Integral,S.R.L.	Argentina
Centro de Diagnostico y Tratamiento, S.A.	Argentina
Centro de Estudio y Tratamiento Oncologico, S.A.	Argentina
Centro de Oncologia y Radioterapia Mar del Plata, S.R.L.	Argentina
Centro de Radiaciones de la Costa, S.A.	Argentina
Centro de Radioterapia San Juan, S.A.	Argentina
Centro de Radioterapia Siglo XXI, S.A.	Argentina
Centro Medico Avellaneda, S.A.	Argentina
Centro Oncológico de las Sierras, S.A.	Argentina

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation
Centro Privado de Oncologia y Radioterapia, S.R.L.	Argentina
Cito Centro de Interconsulta y Tratamiento Oncologico, S.A.	Argentina
Emprendimientos Médicos Tecnológicos, S.A.	Argentina
EMTRO, S.A.	Argentina
Instituto de Radiaciones Salta, S.R.L.	Argentina
Instituto Medico Dean Funes, S.A.	Argentina
Instituto Privado de Radioterapia Cuyo, S.A.	Argentina
Terapia Radiante, S.A.	Argentina
Vidt Centro Médico, S.R.L.	Argentina
Centro de Radioterapia Los Mangales, S.A.	Bolivia
SEB do Brazil Consltoria, Ltda	Brasil
Seculo 21 Radioterapia Servicos, Ltda	Brasil
Centro Médico de Radioterapia Irazu, S.A.	Costa Rica
Centro Avanzado de Radioterapia Savia Care, S.R.L.	Dominican Republic
Centro de Radioterapia del Cibao, S.A.	Dominican Republic
Centro de Radioterapia IORC, S.R.L.	Dominican Republic
Centro de Radioterapia y Oncología Integral, S.A.	Dominican Republic
Great City Investment, S.R.L.	Dominican Republic
Servicios y Soluciones Medicas, S.A.	El Salvador
Centro Internacional de Oncologia, S.A.	Guatemala
Clinica de Radioterapia La Asuncion, S.A.	Guatemala
Clinica de Radioterapia de Occidente S.A., de C.V.	Mexico
Radioterapia y Cancer Care S.A., de C.V.	Mexico
21st Century Oncology Holdings, B.V.	Netherlands
Herald Holdings, B.V.	Netherlands
Medical Developers Cooperatief, U.A.	Netherlands
Medical Developers Holdings, B.V.	Netherlands

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  Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT